EXHIBIT 10.1

AMENDMENT NO. 1, dated as of March 8, 2017 (this “Amendment”).  Reference is made to the Credit Agreement dated as of November 12, 2015, among Benchmark Electronics, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, as lenders (the “Lenders”),  JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent and the various other parties thereto (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”, and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth in this Amendment;

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the consent of the Company and the Required Lenders on the Amendment No. 1 Effective Date (as defined below) is required to effect this Amendment and the amendments to the Credit Agreement set forth herein; and

WHEREAS, the Administrative Agent, the Company and the Lenders party hereto constituting the Required Lenders are willing to enter into this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:

(a)  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of March 8, 2017 among the Company, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Outstanding Receivables Transaction Amount” means, at any time of determination, the excess of (i) the face amount of all Receivables disposed of pursuant to Section 6.05(e) prior to such time of determination minus  (ii) any amount included in clause (i) above that is attributable to Receivables with a stated due date prior to such time of determination.

“Permitted Receivables Transaction” means a Receivables Transaction, provided that (x) the financing terms, covenants, termination events and other provisions thereof, including any Standard Receivables Undertakings, shall be market terms (as determined in good faith by the Company) and (y) the aggregate Outstanding Receivables Transaction Amount at any time in respect of all Receivables Transactions does not exceed $40,000,000.

“Receivables” means any "account" as defined under the UCC including without limitation, any receivable, account receivable, right to payment of a monetary obligation, indebtedness, contract right, chose in action, and proceeds thereof, wherever located, arising out of the sale, lease, license or assignment of any products or any other goods or services that are the subject of any contracts pursuant to which goods are sold or services are rendered by the Company and that give rise to any Receivables by the Company or any Restricted Subsidiary (“Goods” or “Services”, respectively); all related invoices, sales orders, bills of lading, and other contractual rights and supporting obligations relating thereto (“Invoices”); all rights to payment of any interest, finance, returned check or late charges, if any; all indebtedness and other obligations owed to the Company or any Restricted Subsidiary as a result of the sale of such Goods or Services pursuant to the Invoices; any and all returned, reclaimed, and repossessed Goods sold or financed pursuant thereto; all rights as to any Goods or other property, contracts of indemnity, letters of credit, guaranties or sureties, pledges, hypothecations, mortgages, chattel mortgages, security agreements, deeds of trust, proceeds of insurance (including credit insurance on such Receivables), and other collateral, liens or proceeds thereof at any time constituting supporting obligations for such Receivables; any proceeds of the foregoing; and any and all other rights, remedies, benefits and interests, both legal and equitable, to which the Company or any Restricted Subsidiary may be entitled in respect of any of the foregoing, including, but not limited to, any rights, remedies, benefits, and interests set forth in the UCC with respect to "accounts", "payment intangibles" or "supporting obligations."

“Receivables Related Rights” means, in relation to any Receivable that is the subject of a Receivables Transaction, (i) any rights under or relating to the contract governing such Receivable to the extent necessary to enforce collection of such Receivable, (ii) all security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract governing such Receivable or otherwise, (iii) all guarantees, insurance (but only to the extent such insurance relates solely to Receivables that are of the same type as the Receivables subject of the Receivables Transaction) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract governing such Receivable or otherwise and (iv) other assets relating to such Receivable which are customarily transferred in connection with sales or factoring of Receivables.

“Receivables Transaction” means, with respect to Company and/or any of the Restricted Subsidiaries, any transaction or series of transactions of sales or factoring involving Receivables and Receivables Related Rights pursuant to which Company or any Restricted Subsidiary may sell, convey or otherwise transfer to any other Person any Receivables (whether now existing or arising in the future) and Receivables Related Rights of Company or any Restricted Subsidiary.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by Company or any Subsidiary of Company that Company has determined in good faith to be customary in a Permitted Receivables Transaction.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Defaulting Lender” as follows:

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing that it will comply with its prospective funding obligations hereunder (provided  that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided  that a Lender shall not be a Defaulting Lender solely by virtue of (A) an Undisclosed Administration or (B) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

(c)  Section 2.22(a)(iv) of the Credit Agreement is hereby amended by amending and restating the second sentence thereof as follows:

“Subject to Section 9.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(d)  Section 6.01(m) of the Credit Agreement is hereby amended by deleting “and” at the end of such section.

(e)  Section 6.01(n) of the Credit Agreement is hereby amended by deleting “.” at the end of such section and replacing such text with the following: “; and”.

(f)  Section 6.01 of the Credit Agreement is hereby amended by adding the following new Section 6.01(o):

“Indebtedness owing in connection with a Permitted Receivables Transaction in the event that any purchase of Receivables thereunder is not characterized as a “true sale.”

(g)  Section 6.02(m) of the Credit Agreement is hereby amended by deleting “and” at the end of such section.

(h)  Section 6.02(n) of the Credit Agreement is hereby amended by deleting “.” at the end of such section and replacing such text with the following: “; and”.

(i)  Section 6.02 of the Credit Agreement is hereby amended by adding the following new Section 6.02(o):

“Liens (x) on deposit accounts established for the purpose of receiving the proceeds of Receivables sold or transferred in connection with a Permitted Receivables Transaction; provided  that any amounts deposited into such accounts that do not represent (i) such proceeds or (ii) amounts deposited into such accounts to establish or maintain a minimum balance shall be transferred out of such accounts by or at the direction of the Company as soon as reasonably practicable but in no event more than 15 days from the date of their deposit into such accounts; and (y) on Receivables and Receivables Related Rights subject of a Permitted Receivables Transaction.”

(j)  Section 6.05(c) of the Credit Agreement is hereby amended by deleting “and” at the end of such section.

(k)  Section 6.05(d) of the Credit Agreement is hereby amended by deleting “.” at the end of such section and replacing such text with the following: “; and”.

(l)  Section 6.05 of the Credit Agreement is hereby amended by adding the following new Section 6.05(e):

“sales, transfers and dispositions of Receivables and Receivables Related Rights pursuant to a Permitted Receivables Transaction.”

(m)  Section 6.13 of the Credit Agreement is hereby amended by deleting “.” at the end of such section and replacing such text with the following:

“, in each case, except as permitted pursuant to Section 6.05(e).”.

(f)  Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.18:

“Section 9.18  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 2.  Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, the Company represents and warrants that as of the Amendment No. 1 Effective Date:

(a)  Organization; Powers.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to conduct its business as it is currently being conducted and is qualified and/or licensed in all jurisdictions where it is required to be so qualified or licensed to operate its business, except where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  Authorization; Enforceability.  This Amendment has been duly authorized by all necessary corporate action.  This Amendment has been duly executed and delivered by the Company.  This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.  Effectiveness.  This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(a)  Consents. The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party, the Required Lenders and the Administrative Agent.

(b)  Expenses.  The Administrative Agent shall have received all fees required to be paid, and all expenses required to be paid or reimbursed under Section 9.03(a) of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 1 Effective Date, in each case on or before the Amendment No. 1 Effective Date.

(c)  Consent Fees.  The Company shall have paid to the Administrative Agent, for the account of each Lender that delivers a signature page to this Amendment, an amendment fee in an amount equal to 0.05% of the aggregate amount of such Lender’s commitments under the Initial Term A Facility and Revolving Facility as of the Amendment No. 1 Effective Date.

(d)  Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Financial Officer or any other executive officer of the Company confirming that (a) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (b) after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date).

Section 4.  Reaffirmation.  Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and the Credit Agreement and its review of the terms and conditions hereof and thereof and consents to the terms and conditions of this Amendment and the Amended Credit Agreement and the transactions contemplated hereby and thereby, including the extension of credit to the Company in the form of the Loans made and Letters of Credit issued thereunder.  Each Guarantor hereby (a) affirms and confirms its guarantees and other commitments under the Guarantee Agreement, and (b) agrees that the Guarantee Agreement is in full force and effect and shall accrue to the benefit of the Secured Parties to secure the Obligations after giving effect to this Amendment. Each Loan Party hereby (a) affirms and confirms its pledges, grants and other commitments under the Security Documents and the Liens granted by it pursuant to the Security Documents, and (b) agrees that the Security Documents and the Liens granted by it pursuant to the Security Documents are each in full force and effect after giving effect to this Amendment and shall accrue to the benefit of the Secured Parties to secure the Obligations after giving effect to this Amendment. This Amendment is not intended to constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.  Applicable Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process.  The provisions set forth in Sections 9.09 and 9.10 of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.

Section 7.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.  Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.  The Company hereby consents to this Amendment and confirms that all obligations of the Company under the Loan Documents to which it is a party shall continue to apply to the Amended Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BENCHMARK ELECTRONICS, INC.

By:      /s/ Donald Adam
       Name:  Donald Adam
       Title:    Chief Financial Officer

[Signature Page to Amendment No. 1]

JPMORGAN  CHASE BANK, N.A.,
as Administrative Agent

By:   /s/ Justin Burton
    Name: Justin Burton
    Title: Vice President

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:   /s/ Justin Burton
    Name: Justin Burton
    Title: Vice President

[Signature Page to Amendment No. 1]

Bank of America, N.A.,
as Lender

By:   /s/ Juan Trejo
    Name: Juan Trejo
    Title: Vice President

[Signature Page to Amendment No. 1]

Branch Banking & Trust Company,
as Lender

By:   /s/ Matt McCain
    Name: Matt McCain
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

COMPASS BANK d/b/a BBVA Compass,
as Lender

By:   /s/ Raj Nambiar
    Name: Raj Nambiar
    Title: Sr. Vice President

[Signature Page to Amendment No. 1]

Wells Fargo Bank, N.A.,
as Lender

By:   /s/ Warren R. Ross
    Name: Warren R. Ross
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

ZB, N.A.dba Amegy Bank,
as Lender

By:   /s/ Megan Dilger
    Name: Megan Dilger
    Title: Assistant Vice President

[Signature Page to Amendment No. 1]

ING Bank N.V., Dublin Branch
as Lender

By:   /s/ Padraig Matthews
    Name: Padraig Matthews
    Title: Vice President

By:   /s/ San Hassett
    Name: Sean Hassett
    Title: Director

[Signature Page to Amendment No. 1]

HSBC Bank USA, N.A.
as Lender

By:   /s/ Michael Bustios
    Name: Michael Bustios
    Title: Vice President, 20556

[Signature Page to Amendment No. 1]

BOKF, NA dba Bank of Texas
as Lender

By:   /s/ Marian Livingston
    Name: Marian Livingston
    Title: SVP

[Signature Page to Amendment No. 1]